UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007 (March 9, 2007)

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 22, 2007, Ardent Acquisition Corporation (“Ardent”) acquired all of the outstanding shares of capital stock of Avantair, a North American fractional aircraft operator, from Camelot 27 LLC, John Waters, Jeffrey Kirby, Kevin McKamey, BHP Partners, LLC, Andrew Rosen, Craig Effron, Berdan Holdings LLC, BRMR, LLC, Dalewood Associates, LP, Gracie Capital LP, Hummingbird Value Fund LP, Hummingbird Concentrated Fund LP, Hummingbird Microcap Fund LP, Pleiades Investment Partners-R, LP, Potomac Capital Partners LP, Potomac Capital International Ltd. and Seneca Capital, LP, in accordance with the terms of the Stock Purchase Agreement, dated as of October 2, 2006, as amended on December 15, 2006 (the “Stock Purchase Agreement”), between Ardent and certain stockholders of Avantair, and the Letter Agreement, dated October 2, 2006 (the “Letter Agreement”), between Ardent and other stockholders of Avantair. We refer to the Stock Purchase Agreement and the Letter Agreement collectively as the “Purchase Agreement.”

On March 9, 2007, Ardent filed an amended and restated certificate of incorporation to change its corporate name from Ardent Acquisition Corporation to Avantair, Inc. to better reflect its current operations after completion of the acquisition contemplated by the Purchase Agreement. A copy of the amended and restated certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

3.1	Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: March 15, 2007	By:	/s/ Steven Santo
Steven Santo

Chief Executive Officer (Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation.